EXHIBIT 23 (j)


                            TAIT, WELLER & BAKER LLP
                          Certified Public Accountants






             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the

Registration Statement on Form N-1A of Hawaii Municipal Fund and First Pacific

Low Volatility Fund, each a series of the First Pacific Mutual Fund, Inc., and to the use of our report dated November 28, 2012 on the financial statements and

financial highlights of the Funds.   Such financial statements and financial

highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.




                                          /s/ TAIT, WELLER & BAKER LLP
                                          TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
January 29, 2013